UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 23, 2018

SPECTRUM GLOBAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53461	26-0592672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crown Oak Centre

Longwood, Florida 32750

(Address of Principal Executive Offices)

(407) 512-9102

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Exchange Agreements

On April 23, 2018, each of Roger Ponder, the Company’s Chief Executive Officer, and Keith Hayter, the Company’s President, exchanged certain shares of common stock, par value $0.00001 (the “Common Stock”) of Spectrum Global Solutions, Inc., a Nevada corporation (the “Company”) held by each of them for shares of the newly designated Series B preferred stock of the Company (the “Series B Preferred Stock”), the terms of which are set forth on that certain certificate of designation for such Series B Preferred Stock (the “Certificate of Designation”). Mr. Ponder exchanged 108,500,000 shares of Common Stock for an aggregate of 500 shares of Series B Preferred Stock, and Mr. Hayter exchanged 108,500,000 shares of Common Stock for an aggregate of 500 shares of Series B Preferred Stock.

The Series B Preferred Stock is neither redeemable, nor convertible into Common Stock. The aggregate voting power of the Series B Preferred Stock is equal to fifty-one percent of the total voting power of the Company. A copy of the Certificate of Designation is attached hereto as Exhibit 3.1, and incorporated herein by reference.

Financing

On April 23, 2018, the Company entered into and closed on a Securities Purchase Agreement (“Purchase Agreement”) with an institutional investor (the “Lender”), pursuant to which the Company issued to the Lender a senior secured convertible promissory note in the aggregate principal amount of $1,578,947.37 (the “Secured Note”) for an aggregate purchase price of $1,500,000.00.

The interest on the outstanding principal due under the Secured Note accrues at a rate of 12% per annum. All principal and accrued interest under the Secured Note is due on October 23, 2019 and is convertible into shares of the Company’s Common Stock at a fixed conversion price of $0.005. While during the first three months that the Secured Note is outstanding, only interest payments are due to the Lender, beginning in month four, and on each monthly anniversary thereafter until maturity, amortization payments are due for principal and interest due under the Secured Note. The Secured Note includes customary events of default, including non-payment of the principal or accrued interest due on the Secured Note. Upon an event of default, all obligations under the Secured Note will become immediately due and payable.

The Lender was granted a right to participate in future financing transactions of the Company while the Secured Note remains outstanding.

In connection with the Purchase Agreement, the Company entered into a security agreement, dated as of April 23, 2018, with the Lender (the “Security Agreement”) and an intellectual property security agreement, dated as of April 23, 2018, with the Lender (the “Intellectual Property Security Agreement”) pursuant to which the Company granted a security interest in substantially all of the assets of the Company, but for those assets over which Prestige Capital Corporation holds a lien, to secure the Company’s obligations under the Secured Note. In addition, all of the Company’s subsidiaries are guarantors of the Company’s obligations to the Lender pursuant to the Secured Note.

The foregoing summaries of the terms of the Secured Note, the Purchase Agreement, the Security Agreement and the Intellectual Property Security Agreement are subject to, and qualified in their entirety by, the agreements and instruments attached hereto as Exhibits 4.1, 10.1, 10.2 and 10.3, respectively, which are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Secured Note, the Purchase Agreement and the related agreements is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above with respect to the issuance of the Secured Note is incorporated herein by reference. The issuance of the Secured Note was made in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(a)(2) of the Act.

1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation for Series B Preferred Stock.
4.1	Form of Senior Secured Convertible Promissory Note, dated as of April 23, 2018.
10.1	Form of Securities Purchase Agreement, dated as of April 23, 2018.
10.2	Form of Security Agreement, dated as of April 23, 2018.
10.3	Form of Intellectual Property Security Agreement, dated as of April 23, 2018.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2018

SPECTRUM GLOBAL SOLUTIONS, INC.

By:	/s/ Roger Ponder
Name:	Roger Ponder
Title:	Chief Executive Officer

3

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation for Series B Preferred Stock.
4.1	Form of Senior Secured Convertible Promissory Note, dated as of April 23, 2018.
10.1	Form of Securities Purchase Agreement, dated as of April 23, 2018.
10.2	Form of Security Agreement, dated as of April 23, 2018.
10.3	Form of Intellectual Property Security Agreement, dated as of April 23, 2018.

4